XPO Logistics

JUNE 2021

Supplementary Financial Information

XPOLogistics

Disclaimers

ADDITIONAL INFORMATION

References herein to "GXO" refer to GXO Logistics, Inc., a wholly owned subsidiary of XPO Logistics, Inc. ("XPO"). For additional information with respect to GXO and the proposed spin-off, please refer to the Form 10 Registration Statement, as it may be further amended, as filed by GXO with the U.S. Securities and Exchange Commission (the "Form 10"). The spin-off is subject to various conditions, and there can be no assurance that the spin-off will occur or, if it does occur, of its terms or timing. The financial information included in this presentation may not necessarily reflect GXO's financial position, results of operations and cash flows in the future or what GXO's financial position, results of operations and cash flows would have been had GXO been an independent, publicly traded company during the periods presented. This presentation shall not constitute an offer of any securities for sale, nor shall there be any offer, sale or distribution of securities in any jurisdiction in which such offer, sale or distribution would be unlawful prior to appropriate registration or qualification under the securities law of such jurisdiction.

NON-GAAP FINANCIAL MEASURES

Some of the information included in this presentation is derived in part from XPO's and GXO's consolidated financial information but is not presented in XPO's and GXO's financial statements prepared in accordance with accounting principal generally accepted in the United States of America ("GAAP"). Certain of these data are considered "non-GAAP financial measures" under Securities and Exchange Commission ("SEC") rules. As required by the SEC, reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP are provided and are set forth in the financial tables attached to this presentation.

This presentation contains the following non-GAAP financial measures: adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") and adjusted earnings before interest, taxes, depreciation, amortization and rent expense ("adjusted EBITDAR").

The above adjusted financial measures facilitate analysis of XPO's and GXO's ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO's or GXO's business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in XPO's and GXO's underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore XPO's or GXO's measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of XPO's or GXO's operating performance.

Adjusted EBITDA includes adjustments for transaction and integration, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's, GXO's and each business segment's ongoing performance.

Adjusted EBITDAR excludes rent expense from Adjusted EBITDA and is useful to management and investors in evaluating GXO's performance because adjusted EBITDAR considers the performance of GXO's operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows management, research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements.

With respect to XPO's and GXO's full year 2021 and full year 2022 financial targets for adjusted EBITDA and adjusted EBITDAR, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that XPO and GXO exclude from these non-GAAP target measures. The variability of these items may have a significant impact on XPO's and GXO's future GAAP financial results and, as a result, XPO and GXO are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.

XPO'S LOGISTICS SEGMENT INFORMATION

Certain financial information of GXO included in this presentation is the information of XPO's Logistics Segment as a reportable segment of XPO. This financial information is prepared on a different basis than, and may not be directly comparable to, the financial information of GXO as depicted elsewhere in this presentation or in the Form 10. GXO's financial results included in this presentation should be read in conjunction with GXO's Form 10.

XPOLogistics

Disclaimers (continued)

FORWARD-LOOKING STATEMENTS

This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the future growth prospects for XPO and GXO, XPO's and GXO's potential profit growth opportunity, XPO's and GXO's full year 2021 financial targets for adjusted EBITDA, adjusted EBITDAR, depreciation and amortization (excluding acquisition-related amortization expense), interest expense, income tax rate, net capital expenditures, cash interest and cash taxes, as well as XPO's planned spin-off of its logistics segment, and XPO's plan to pursue an investment-grade credit rating and GXO's operation as a stand-alone publicly traded company. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by XPO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors XPO believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in XPO's filings with the SEC and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; XPO's ability to align XPO's investments in capital assets, including equipment, service centers and warehouses, to XPO's customers' demands; XPO's ability to implement XPO's cost and revenue initiatives; XPO's ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; matters related to XPO's intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks or similar incidents; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of XPO's logistics segment, including final approval for the proposed spin-off and the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all; the impact of the proposed spin-off on the size and business diversity of XPO's company; the ability of the proposed spin-off to qualify for tax-free treatment for U.S. federal income tax purposes; XPO's ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; XPO's substantial indebtedness; XPO's ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; XPO's ability to maintain positive relationships with XPO's network of third-party transportation providers; XPO's ability to attract and retain qualified drivers; labor matters, including XPO's ability to manage XPO's subcontractors, and risks associated with labor disputes at XPO's customers and efforts by labor organizations to organize XPO's employees; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with XPO's self-insured claims; risks associated with defined benefit plans for XPO's current and former employees; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom's exit from the European Union; competition and pricing pressures; and the other risk factors summarized in GXO's registration statement on Form 10 and in XPO's annual report on Form 10-K.

All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by XPO will be realized or, even if substantially realized, that they will have the expected consequences to or effects on XPO or XPO's or GXO's business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and neither XPO nor GXO undertakes any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

XPOLogistics

Executive summary

- Following the completion of the planned spin-off:
  - XPO will be a pure-play transportation company, primarily comprised of less-than-truckload and truck brokerage businesses
  - GXO will be a pure-play logistics company, comprised of XPO's current logistics segment
- The following pages include summary financial information related to the planned separation of GXO and XPO, including:
  - 2021 pro forma adjusted EBITDA outlooks for both companies, mapped to our pre-spin outlook for XPO and its segments
  - Key financial assumptions driving 2021 net income and free cash flow for both companies
  - Related reconciliations
- XPO is committed to achieving investment-grade ratings for both companies: GXO from day one of the spin-off, with XPO to follow over time
- XPO plans to complete the spin-off of GXO in the third quarter of 2021

Note: There can be no assurance that the spin-off will happen, or of its timing or terms

XPOLogistics

Planned spin-off will create two pure-play industry powerhouses

XPOLogistics

KEY TRANSPORTATION METRICS[1]

62% OF 2020 XPO'S REVENUE

Leading global provider of freight transportation, primarily truck brokerage and less-than-truckload (LTL) services

TTM revenue	$10.7 billion
Locations	727
Countries of operation	18

- Third largest provider of LTL transportation in North America and a leading LTL network in Western Europe
- Second largest truck brokerage provider worldwide
- Innovator in digital brokerage transactions, with one of the industry's most rapidly adopted, fully automated freight management platforms: XPO Connect™

GXO

KEY LOGISTICS METRICS[1]

38% OF 2020 XPO'S REVENUE

Second largest contract logistics provider globally, with one of the largest outsourced e-commerce fulfillment platforms

TTM revenue	$6.6 billion
Warehouses	885
Countries of operation	27

- Asset-light business characterized by long-term, contractual relationships with high retention rates and low cyclicality
- 210 million sq. ft.[1] of warehouse space (99 million sq. ft. in North America; 104 sq. ft. million in Europe; 7 million sq. ft. in Asia)
- Innovator in advanced warehouse automation, including robots, cobots, goods-to-person systems and wearables

[1] As of March 31, 2021

XPOLogistics

Rationale for the GXO spin-off

Strategic focus	▪ XPO and GXO would both benefit from an undiluted focus on their specific strategic priorities and customer requirements
Differentiation	▪ Each company can deepen its differentiation by enhancing the proprietary technology developed specifically for its service offering
Flexibility	▪ Each company would have greater flexibility to tailor its decision-making, capital allocation and capital structure to its business strategy
Aligned investor base	▪ Each standalone company would have an investor base aligned with a clear-cut value proposition and be valued separately by the investment community, potentially resulting in an increase in equity value that would benefit each of the businesses in executing its strategy
Pure-play equity currency	▪ Each company would be able to attract and retain world-class talent by offering meaningful equity-based compensation that correlates closely to performance ▪ Each company's ability to pursue accretive M&A would be enhanced with the benefit of an independent equity currency at a potentially higher value

GXO: Global leader in warehouse automation, expertise and quality of performance

Strong positioning in a fast-growing industry with massive tailwinds	▪ #2 contract logistics provider in a growing industry with a total addressable market of $130 billion[1] ▪ Well-positioned to continue to benefit from the rapid growth in e-commerce and reverse logistics, customer demand for warehouse automation and the secular trend toward outsourcing ▪ Largest outsourced e-commerce fulfilment platform in Europe and a leading platform for e-commerce and reverse logistics in North America
Robust technological differentiation	▪ Global leader in innovation, capitalizing on the increasing complexity of supply chains, as B2C companies turn to 3PL partners to help them meet consumer demands ▪ Integrated technology solutions are valued by customers, including digital warehouse management system, intelligent warehouse automation, labor productivity tools and predictive analytics
Long-term customer relationships in attractive verticals	▪ Blue-chip customer base with 15-year average tenure of top 20 customers ▪ Long-term relationships with world-class brands, including over 30% of the Fortune 100 ▪ Deep roots in sectors with high-growth outsourcing opportunities, such as retail and e-commerce, food and beverage, consumer packaged goods and consumer technology
Resilient business model with multiple drivers of profitable growth	▪ Long runway for margin expansion through ongoing technology deployments and an asset-light business model ▪ Proven resilience across cycles, with strong free cash flow generation ▪ Majority of revenue tied to multi-year contracts, with visibility into revenue and earnings ▪ Average contract duration of over five years
Experienced and cohesive leadership	▪ Hands-on leadership team with decades of logistics experience; focused on winning ▪ Long track record of delivering above-industry performance with multinational operations ▪ Successful leaders of an entrepreneurial, inclusive and team-oriented culture

[1] Source: Third-party research, North America and Europe

XPO: Global provider of high-margin LTL and truck brokerage transportation

LESS-THAN-TRUCKLOAD

Strong positioning and profit upside in industry with favorable fundamentals

- #3 provider in $42 billion[1] LTL industry in North America with ~8% share, and key coverage in Europe
- Growth underpinned by XPO-specific margin expansion initiatives and rational industry pricing
- Continuing to benefit from early rebound in the industrial economy; growth in e-commerce is driving retail shipments to LTL carriers
- Diversified customer base in attractive verticals; largest North American customer is 2% of revenue[2]
- Second best US adjusted operating ratio with dramatic improvement since 2015 acquisition, due to ongoing optimization of operations
- Multiple proprietary technologies focus on enhancing margin via pricing initiatives, route optimization, linehaul optimization and XPO Smart™ labor productivity tools for cross-dock operations
- On track to generate at least $1 billion of LTL adjusted EBITDA in 2022
- Resilient cash flow generation achieved through disciplined capital investments

TRUCK BROKERAGE

Compelling value proposition differentiated by first-mover digital advantage

- #2 broker worldwide; #3 in North America, with ~3% share of $360 billion addressable opportunity
- A top three transportation provider across the UK, France, Spain, Portugal and Morocco
- Access to ~81,000 independent carriers globally, representing over 1 million accessible trucks
- Long track record with blue-chip customers in key verticals; 13-year average tenure of top 10 customers
- Significant investments in brokerage automation since 2011 have created a powerful, proprietary digital platform, XPO Connect™, that excels at productivity through automation
- Outperformance propelled by pricing optimization, automation and sales/margin discipline as shippers increasingly seek to outsource freight to brokers with digital capabilities
- Non-asset model with variable labor structure generates powerful return on investment

[1] Source: Third-party research; truck brokerage is total truckload industry size, including brokerage component
[2] TTM as of March 31, 2021

Refer to the "Non-GAAP Financial Measures" section on page 2

XPOLogistics

XPO guidance updates issued June 9, 2021

XPO 2021 GUIDANCE FOR ADJUSTED EBITDA

XPO has increased its expectation for Q2 2021 adjusted EBITDA to at least $490 million, driven by stronger-than-expected performance in its transportation segment. Consequently, the company has increased its outlook for full year 2021 adjusted EBITDA to at least $1.845 billion to $1.895 billion, compared with the prior guidance of $1.825 billion to $1.875 billion.

- The new range for 2021 adjusted EBITDA reflects a year-over-year increase of 32% to 36% above 2020, comprised of:
    - 28% to 32% growth in adjusted EBITDA in the logistics segment
    - 32% to 36% growth in adjusted EBITDA in the transportation segment

GXO 2022 GUIDANCE FOR REVENUE, ADJUSTED EBITDA AND EBITDAR

The company has issued the following full year preliminary 2022 guidance for GXO, the planned spin-off of its logistics segment, assuming a 2021 separation:

- Full year 2022 organic revenue growth of 8% to 12% above pro forma 2021
- Adjusted EBITDA of $700 million to $735 million, reflecting year-over-year growth of 14% to 20% above pro forma 2021
- Adjusted EBITDAR of approximately $1.5 billion

[1] Refer to the "Non-GAAP Financial Measures" section on page 2 and Appendix

XPO post-spin-off pro forma adjusted EBITDA outlook


XPO ADJUSTED EBITDA BRIDGE
$ in millions
1,375 – 1,420
20
(230) – (215)
1,165 – 1,225
~5
1,170 – 1,230
Previous 2021 XPO guidance for transportation segment
2021 guidance increase for Q2 outperformance
Separation-related adjustments[1] and corporate costs
XPO post-spin-off pro forma adjusted EBITDA[2]
Partial-year separation adjustments[3]
XPO post-spin-off 2021 updated outlook[4]

[1] Primarily reallocation of certain other income from XPO to GXO
[2] As if the spin-off occurred on January 1, 2021
[3] Due to the timing of the planned GXO spin-off
[4] Based on a third quarter spin-off
Refer to the "Non-GAAP Financial Measures" section on page 2

GXO pro forma adjusted EBITDA outlook


GXO PRO FORMA ADJUSTED EBITDA BRIDGE
$ in millions
665 – 685
(65) – (55)
600 – 630
30 – 45
630 – 675
Previous 2021 XPO guidance for logistics segment
Separation-related adjustments[1]
GXO pro forma adjusted EBITDA based on annual corporate costs[2]
Partial-year separation adjustments and corporate costs[3]
GXO 2021 outlook[4]

[1] Primarily reallocation of certain other income from XPO to GXO
[2] As if the spin-off occurred on January 1, 2021
[3] Due to the timing of the planned GXO spin-off
[4] Based on a third quarter spin-off
Refer to the "Non-GAAP Financial Measures" section on page 2 and Appendix

XPOLogistics

Estimated impact of a January 1 spin-off on full year financial targets

We estimate that if the spin-off had occurred on January 1, 2021, certain of our current full year financial targets – which exclude the impact of the spin-off – would be separated as follows:

SPIN-OFF IMPACT ON SELECT 2021 FINANCIAL TARGETS

$ in millions

	XPO Targets Excluding Spin-Off	GXO Post-Spin-Off	XPO Post-Spin-Off
Depreciation and amortization[1]	625 – 645	240 – 250	385 – 395
Interest expense[2]	270 – 280	20 – 25	210 – 220
Income tax rate	24% – 26%	26% – 28%	23% – 25%
Net capital expenditures	500 – 550	240 – 250	260 – 300
Cash interest	275 – 285	20 – 25	230 – 240
Cash taxes	170 – 195	80 – 90	90 – 105

[1] Excludes acquisition-related amortization expense of $55 million for GXO and $90 million for post-spin-off XPO
[2] Assumes GXO issues $800 million of notes at an average interest rate of ~2% and that XPO repays $800 million of outstanding notes

Appendix

Reconciliations of GXO pro forma adjusted EBITDA

GXO ADJUSTED EBITDA RECONCILED TO OUTLOOK

$ in millions

2020 GXO pro forma adjusted EBITDA (as presented in Form 10)	**442**
Adjusted for expected corporate cost run rate	10 – 20
2020 GXO pro forma adjusted EBITDA (comparable to 2021 outlook)	**452 – 462**
2021 underlying EBITDA growth	148 – 168
2021 GXO pro forma adjusted EBITDA outlook	**600 – 630**

Refer to the "Non-GAAP Financial Measures" section on page 2

XPOLogistics

Reconciliations of GXO pro forma adjusted EBITDA (cont.)

NET LOSS ATTRIBUTABLE TO GXO RECONCILED TO ADJUSTED EBITDA FOR 2020

$ in millions

Net loss attributable to GXO	**(14)**
Net income attributable to noncontrolling interest	(9)
Net loss	(5)
Interest expense	31
Income tax provision	15
Depreciation and amortization expense	325
Transaction and integration costs	47
Restructuring costs	29
GXO pro forma adjusted EBITDA	**442**

Refer to the "Non-GAAP Financial Measures" section on page 2